Exhibit 4.1

JARDEN CORPORATION

AND

EACH OF THE GUARANTORS PARTY HERETO

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 15, 2016

to

Indenture

Dated as of July 14, 2014

3 3/4% Senior Notes due 2021

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 15, 2016, among Jarden Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Guarantors, the Trustee and Société Générale Bank & Trust are parties to that certain Indenture dated as of July 14, 2014, creating the Company’s 3 3/4% Senior Notes due 2021 (the “Notes”) and as further amended and supplemented in relation to the Notes (the “Indenture”);

WHEREAS, €300,000,000 aggregate principal amount of the Notes is currently outstanding;

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), the Company and the Trustee may amend or supplement the Indenture, the Notes and the Note Guarantees (subject to certain exceptions);

WHEREAS, the Company desires and has requested the Trustee to join with it and the Guarantors in entering into this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;

WHEREAS, the Company has been soliciting consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement (herein so called) of Newell Rubbermaid Inc. dated March 21, 2016 and the related Electronic Consent Instructions (which together, including any amendments, modifications or supplements thereto, govern the “Consent Solicitation” for the Notes);

WHEREAS, this Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Account Tax Compliance Act purposes;

WHEREAS, (1) the Company has received the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Company or any of its Affiliates), as certified by a Certificate of the Exchange Agent for the Consent Solicitation delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, (2) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officers’ Certificate and an Opinion of Counsel relating to this Supplemental Indenture, each as contemplated by Sections 9.05 and 12.03 of the Indenture and (3) the Issuers and the Guarantors have satisfied all other conditions required under Article 9 of the Indenture to enable the Company, the Guarantors and the Trustee to enter into this Supplemental Indenture; and

WHEREAS, all acts and requirements have been done in order to make this Supplemental Indenture a legal, valid and binding obligation of the Company and the Guarantors.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES

Section 1.1 Amendments to Articles 3, 4, 5 and 6.

(a) Amendment of Article 3. The Indenture is hereby amended by deleting Section 3.08 in its entirety, together with any references to Section 3.08 in the Indenture, and replacing such Section with the words “Intentionally omitted.”

(b) Amendment of Article 4. The Indenture is hereby amended by deleting the following Sections of Article 4 of the Indenture and all references thereto: 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20, in each case in its entirety, and replacing each such Section with the words “Intentionally omitted”, it being understood that the deletion of Section 4.15 will have no effect on any concurrent change of control offer or the Company’s obligation to conduct such change of control offer.

(c) Amendment of Article 5. The Indenture is hereby amended by deleting Section 5.01 in its entirety, together with any references to Section 5.01 in the Indenture, and replacing such Section with the words “Intentionally omitted.”

(d) Amendment of Article 6. The Indenture is hereby amended by deleting Clause (4) of Section 6.01 in its entirety, together with any references to Clause (4) of Section 6.01 in the Indenture, and replacing such Clause with the words “Intentionally omitted.”

Section 1.2 Amendments to Notes. The Notes are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Supplemental Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 2.2 Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.

Section 2.3 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.4 Successors. All agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.5 Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.

Section 2.6 Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7 Trustee Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantors, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 2.8 Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the closing of the Consent Solicitation and the related Exchange Offer (as defined in the Offering Memorandum and Consent Solicitation Statement), with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such closing shall not occur. The Company shall notify the Trustee promptly after the occurrence of such closing or promptly after the Company shall determine that such closing will not occur.

Section 2.9 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Company, with a notation as follows:

“Effective as of April 15, 2016, certain restrictive covenants of the Company and certain Events of Default have been eliminated or limited, as provided in the First Supplemental Indenture, dated as of April 15, 2016. Reference is hereby made to such First Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

Section 2.10 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

JARDEN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Executive Vice President – Administration, General Counsel and Secretary

ALLTRISTA PLASTICS LLC

AMERICAN HOUSEHOLD, INC.

AUSTRALIAN COLEMAN, INC.

BICYCLE HOLDING, INC.

BRK BRANDS, INC.

CC OUTLET, INC.

COLEMAN INTERNATIONAL HOLDINGS, LLC

COLEMAN WORLDWIDE CORPORATION

ENVIROCOOLER, LLC

FIRST ALERT, INC.

HEARTHMARK, LLC

HOLMES MOTOR CORPORATION

JARDEN ACQUISITION I, LLC

JARDEN ZINC PRODUCTS, LLC

JOSTENS, INC.

JT SPORTS LLC

K-2 CORPORATION

KANSAS ACQUISITION CORP.

L.A. SERVICES, INC.

LASER ACQUISITION CORP.

LEHIGH CONSUMER PRODUCTS LLC

LIFOAM HOLDINGS, LLC

LIFOAM INDUSTRIES, LLC

LIFOAM PACKAGING SOLUTIONS, LLC

LOEW-CORNELL, LLC

MARKER VOLKL USA, INC.

MARMOT MOUNTAIN, LLC

MIKEN SPORTS, LLC

NIPPON COLEMAN, INC.

OUTDOOR SPORTS GEAR, INC.

OUTDOOR TECHNOLOGIES CORPORATION

PENN FISHING TACKLE MFG. CO.

PURE FISHING, INC.

QMC BUYER CORP.

QUICKIE HOLDINGS, INC.

QUICKIE MANUFACTURING CORPORATION

QUOIN, LLC

RAWLINGS SPORTING GOODS COMPANY, INC.

REXAIR HOLDINGS, INC.

REXAIR LLC

SEA STRIKER, LLC

SHAKESPEARE COMPANY, LLC

SHAKESPEARE CONDUCTIVE FIBERS, LLC

SI II, INC.

SITCA CORPORATION

SUNBEAM AMERICAS HOLDINGS, LLC

SUNBEAM PRODUCTS, INC.

THE COLEMAN COMPANY, INC.

THE UNITED STATES PLAYING CARD COMPANY

THE YANKEE CANDLE COMPANY, INC.

USPC HOLDING, INC.

VISANT CORPORATION

VISANT HOLDING CORP.

VISANT SECONDARY HOLDINGS CORP.

WADDINGTON GROUP, INC.

WNA HOLDINGS, INC.

WADDINGTON NORTH AMERICA, INC.

YANKEE CANDLE INVESTMENTS LLC

each, as a Guarantor

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Martin Reed
Name:	Martin Reed
Title:	Vice President

Signature Page to First Supplemental Indenture